UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2009

TEAM FINANCE LLC

(Exact name of registrant as specified in its charter)

Delaware	333-132495	20-3818106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

HEALTH FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-132495-53	20-3818041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Winston Road Knoxville, Tennessee 37919	37919
(Address of principal executive offices)	(Zip Code)

(800) 342-2898

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2009 Stock Incentive Plan

On December 14, 2009, in connection with the conversion (the “Conversion”) of Team Health Holdings, Inc. (“Holdings”), which directly or indirectly owns Team Finance LLC and Health Finance Corporation, from a limited liability company to a corporation, the Board of Directors of Holdings approved a 2009 Stock Incentive Plan (the “2009 Stock Plan”). The 2009 Stock Plan provides for the granting of stock options, stock appreciation rights, and other stock-based awards or dividend equivalent rights to key employees, directors, consultants or other persons having a service relationship with Holdings, its subsidiaries and certain of its affiliates. For further information regarding the 2009 Stock Plan, see “Management—2009 Stock Plan” in the prospectus, dated December 15, 2009, filed by Holdings pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Team Health Holdings, Inc. 2009 Stock Incentive Plan (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-1 (Registration No. 333-162347) of Team Health Holdings, Inc.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

TEAM FINANCE LLC

Date: December 18, 2009	By:	/S/ DAVID P. JONES
	Name:	David P. Jones
	Title:	Chief Financial Officer

HEALTH FINANCE CORPORATION

Date: December 18, 2009	By:	/S/ DAVID P. JONES
	Name:	David P. Jones
	Title:	Chief Financial Officer

Exhibit No.	Description of Exhibit

10.1	Team Health Holdings, Inc. 2009 Stock Incentive Plan (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-1 (Registration No. 333-162347) of Team Health Holdings, Inc.)